UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2007

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2007 and April 12, 2007, respectively, the Company amended its $400,000,000 Five Year Revolving Credit Agreement, dated July 26, 2005 (the “U.S. Credit Agreement”), and its five-year $375,000,000 term loan agreement, dated November 29, 2005, in favor of Bausch & Lomb B.V. and guaranteed by the Company (the “Term Loan Agreement”).  The amendments modified the debt covenants of the U.S. Credit Agreement and the Term Loan Agreement to ensure that there were no breaches of the financial covenants contained in each of the agreements. A copy of amendments to the U.S. Credit Agreement and the Term Loan Agreement are filed hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

As consideration for the amendments, the Company has agreed to pay a one-time fee equal to 0.01% of the aggregate commitments to each lender that executed the amendments.

As of the date of this filing, there are no outstanding borrowings under the U.S. Credit Agreement and the outstanding principal balance under the Term Loan Agreement is $375,000,000.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced on January 5, 2007, Paul G. Howes announced his intent to resign as the Company’s Senior Vice President and President - Americas Region.  In connection with the resignation, on April 9, 2007 the Company entered into a severance agreement with Mr. Howes.  Under the agreement, Mr. Howes’ responsibilities as an executive officer ceased on January 31, 2007.  He will, however, remain an active employee of the Company through June 30, 2007 and will work on projects requested by the chief executive officer.  Until his June 30, 2007 separation date, Mr. Howes will continue to receive his current base salary of $400,000 per year.

From July 1, 2007 through February 28, 2008, Mr. Howes will be an inactive employee.  Mr. Howes waived his right to receive severance under the Company’s Officer Separation Plan, and instead he will be entitled to receive his annual salary on a pro-rated basis during this period.

Subject to Company performance, Mr. Howes is eligible to receive his target bonus (75% of his base salary) for 2007 under the Company’s Annual Incentive Compensation Plan, which would be paid in 2008.  Additionally, he is entitled to receive an award, as calculated by the Compensation Committee of the Board of Directors (the “Compensation Committee”), under the 2003 Long-Term Incentive Plan for the Company’s 2004 — 2005 performance cycle.  Because he is no longer an officer, the Compensation Committee approved the payment of the award in cash, rather than Company stock.  Mr. Howes, however, will not vest or participate in awards under the Company’s Long-Term Performance Unit Program.

Through June 30, 2007 and subject to other vesting conditions, Mr. Howes’ stock options shall vest.  Any unexercised vested options will expire on September 28, 2007.  The Compensation Committee also approved the accelerated vesting (to the date of the severance agreement) of the remaining 16,667 shares of restricted stock granted to Mr. Howes when he was hired.

Mr. Howes will not vest under the Company’s Long-Term Equity Equivalent Accumulation Plan, the Retirement Plan/Benefits Restoration Plan or the Supplemental Executive Retirement Plan III in accordance with the terms of those plans.  He will be entitled to receive other benefits and perquisites from July 1, 2007 through February 28, 2008, including without limitation:

•                  Financial counseling;

•                  Outplacement services;

•                  Club membership; and

•                  Automobile lease.

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Mr. Howes will be eligible to participate in the Company’s 401(k) plan during the first 8 weeks after his June 30, 2007 separation date and he will receive payment of his deferred compensation account by March 1, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired — Not applicable

(b)	Pro forma financial information. — Not applicable

(c)	Exhibits. The following exhibits are filed as part of this report:

99.1 Amendment to U.S. Credit Agreement, effective April 10, 2007.

99.2 Amendment to Term Loan Agreement, effective April 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ EFRAIN RIVERA
Efrain Rivera
Senior Vice President and Chief Financial Officer

Date: April 13, 2007